U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): May 11, 2000


                              EVERLERT, INC.
         (Exact name of registrant as specified in its charter)


                                 Nevada
       (State or jurisdiction of  incorporation or organization)


                                000-28177
                        (Commission File Number)


                                91-1886117
                  (I.R.S. Employer Identification Number)


     1201 East Warner Avenue, Santa Ana, California                    92705
       (Address of principal executive offices)                   (Zip Code)


                Registrant's telephone number:  (714) 966-0710

       (Former name or former address, if changed since last report)



ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on or about May 11, 2000, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, James E. Slayton, C.P.A., was dismissed. The decision to change accountants was approved by the Board of Directors. Mr. Slayton audited the Company's financial statements for the fiscal years 1998 and 1999. Mr. Slayton's report on these financial statements was modified as to uncertainty that the Company will continue as a going concern; other than this, this accountant's report on the financial statements for the past two years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

(c) Effective on May 11, 2000, the firm of L.L. Bradford & Company was engaged to serve as the new principal accountants to audit the Company's financial statements for the 1998 and 1999 fiscal years. The decision to retain the new firm was approved by the Board of Directors. During the Company's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither the Company (nor someone on its behalf) consulted the newly engaged accountants regarding any matter.

                              SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Everlert, Inc.



Dated: October 19, 2000                        By: /s/ James J. Weber
                                               James J. Weber, President

                                  EXHIBIT INDEX

Number                          Exhibit Description

16  Letter on Change in Certifying Accountant (see below).